Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-174617, 333-158533, and 333-141353) of International Tower Hill Mines Ltd. (“the Company”) of our report, dated March 16, 2012, with respect to the Company’s consolidated financial statements included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Crowe MacKay LLP
Crowe MacKay LLP (Formerly MacKay LLP)
Vancouver, British Columbia
March 12, 2014